Investors Fund January 31, 2005 semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2005, Putnam Management has assumed $151,194 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	2,938
		Class B	--
		Class C	--

72DD2		Class M	--
		Class R	0
		Class Y	2,912

73A1		Class A	0.016
		Class B	--
		Class C	--

74A2		Class M	--
		Class R	0.029
		Class Y	0.048

74U1		Class A	178,426
		Class B	110,358
		Class C	4,489

74U2		Class M	4,338
		Class R	5
		Class Y	47,100

74V1		Class A	12.34
		Class B	11.35
		Class C	11.97

74V2		Class M	11.82
		Class R	12.30
		Class Y	12.49